Exhibit 99.1

Northrop Grumman Corporation 1840 Century Park East Los Angeles, CA 90067-2199 Telephone 310-201-3000

July 21, 2011

Dear Wes,

At your request, the Northrop Grumman Board of Directors has agreed to the following action in support of the efforts you are undertaking across the Company to improve competitiveness and affordability:

1.	You previously relinquished your rights and accrued pension benefit under the CPC SERP, and no longer participate in that benefit. Your benefit under the OSERP in which you still participate is presently limited to 60% of your Final Average Earnings (FAE). Upon your acceptance of this letter, your maximum benefit under the OSERP will be reduced to 50% of your Final Average Earnings. You will vest in your OSERP benefit upon becoming vested in your qualified pension plan benefit. You will be eligible to receive the Early Retirement Benefit (ERB) under OSERP upon attaining 75 points (age + service).

The Committee appreciates your leadership in requesting these action.

Signed:	Accepted:

/s/ Don Felsinger 7/21/11	/s/ Wes Bush 7/21/11
Don Felsinger Date	Wes Bush Date
Chairman, Compensation Committee	Chief Executive Officer